SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 1999

Foremost Corporation of America
(Exact Name of Registrant as Specified in Charter)

Michigan	0-6478	38-1863522
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

5600 Beech Tree Lane
Caledonia, Michigan	49316
(Address of Principal Executive Offices)	(Zip Code)

Mailing Address: Post Office Box 2450, Grand Rapids, Michigan 49501

(616) 942-3000
Registrant's telephone number, including area code

Item 5.        Other Events.

                    On October 18, 1999, Foremost Corporation of America (the "Company") entered into an Agreement and Plan of Merger (the "Plan of Merger") with Spartan Parent Corp., a newly formed Delaware corporation ("Parent") and Spartan Acquisition Co., a newly formed Michigan corporation and wholly owned subsidiary of Parent ("Sub"). Parent is wholly owned by Farmers Insurance Exchange, Fire Insurance Exchange and Truck Insurance Exchange, three insurance exchanges managed by Farmers Group, Inc. and its subsidiaries. Under the Plan of Merger, Sub will merge with and into the Company, with the Company surviving in the merger. As a result of the merger, each issued and outstanding share of Company common stock, par value $1.00 per share, will be converted into the right to receive $29.25 in cash. Following the merger, the Company will be a wholly owned subsidiary of Parent. The transaction remains subject to receipt of required governmental and other approvals and other conditions as set forth in the Plan of Merger, including shareholder approval. This proposed merger has been disclosed in the Company's press release dated October 19, 1999.

Item 7.        Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

	2	Agreement and Plan of Merger dated October 18, 1999.

	99	Press Release dated October 19, 1999.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREMOST CORPORATION OF AMERICA (Registrant)

Dated: October 18, 1999	By /s/ Richard L. Antonini Richard L. Antonini Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
Document

2	Agreement and Plan of Merger dated October 18, 1999.

99	Press Release dated October 19, 1999.